UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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iRobot Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2016
 iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2016, George McNamee informed the Board of Directors (the “Board”) of iRobot Corporation (the “Company”) that he will retire from the Board following the end of his term at the Company’s upcoming 2016 annual meeting of stockholders. Mr. McNamee’s decision did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On March 13, 2016, the Board, based on the recommendation of the Nominating and Corporate Governance Committee, elected Michael Bell to the Board. Mr. Bell will stand for election at the Company’s upcoming 2016 annual meeting of stockholders. The Company expects that Mr. Bell will be appointed to serve on the Audit Committee.

In connection with his election to the Board, Mr. Bell will be awarded restricted stock units under the Company’s 2015 Stock Option and Incentive Plan having a fair market value of $220,000, measured at the end of the tenth week of the Company’s first fiscal quarter, in accordance with the Company’s director compensation practices. There are no understandings or arrangements between Mr. Bell and any other person pursuant to which Mr. Bell was elected as a director.

Information concerning the membership of the Board’s committees is publicly available on the Company’s website at http://www.irobot.com. The Company intends to disclose changes in the membership of the Board’s committees by posting this information on its website and/or in its public filings with the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.
On March 14, 2016, the Company issued a press release announcing Mr. Bell’s election to the Board and other governance matters. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

99.1        Press Release issued by the registrant on March 14, 2016, furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

March 14, 2016	By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the registrant on March 14, 2016, furnished herewith.

EX-99.1

Investor Contacts:	Media Contacts:
Elise Caffrey	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
ecaffrey@irobot.com	cvaida@irobot.com

Scott Winter / Jennifer Shotwell	Andi Rose / Becky McClain
Innisfree M&A Incorporated	Joele Frank
(212) 750-5833	(212) 355-4449

iRobot Appoints Michael Bell to Board of Directors

Deborah Ellinger Named Lead Independent Director

George McNamee to Retire

Company Announces Corporate Governance Enhancements

BEDFORD, Mass., March 14, 2016 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced that Michael Bell has been appointed to the Board of Directors, effective immediately. He will stand for election at the upcoming iRobot Annual Meeting of Shareholders along with Mohamad Ali. George McNamee will retire from the Board following the end of his term at the Annual Meeting. The Board has also named Deborah Ellinger as Lead Independent Director, effective immediately.

As a pioneer in the “Internet of Things,” Mr. Bell is an innovative product-oriented executive who brings iRobot significant software and technology expertise. He currently serves as President and Chief Executive Officer, as well as a Board Member, of Silver Spring Networks (NYSE: SSNI), a leading networking platform and solutions provider for smart energy networks based in Redwood City, CA, a position he has held since September 2015. Mr. Bell has been deeply involved in the development of several market-making technology products in senior leadership positions at Apple, Palm and Intel. Notably, he was responsible for founding and developing a new group at Intel focused on smart technology and connected devices. He holds a Bachelor of Science in Mechanical Engineering and Applied Mechanics from the University of Pennsylvania.

“We are excited to welcome Michael Bell to our Board,” said Ms. Ellinger. “Michael is a seasoned executive who has extensive experience in software and consumer technology. He is a true leader in connected technology and the Internet of Things, which is increasingly critical to iRobot’s go-forward product strategy.”

Mr. Bell said, “iRobot has the leading in-home robot market position and a unique platform to take advantage of the rapidly evolving market for connected devices. I am excited to help iRobot further develop and differentiate its product offering to benefit both customers and shareholders. This is an exciting time for iRobot, and I am pleased to join the team.”

Ms. Ellinger added, “On behalf of the entire Board, we want to thank George for his leadership and insights, and wish George well in his retirement.”

Corporate Governance Enhancements

In addition, iRobot announced the following corporate governance enhancements:

•	Declassification of the Board: iRobot will seek shareholder approval at the Annual Meeting to declassify its Board of Directors.

•
Adoption of Proxy Access for Shareholders: iRobot has amended its bylaws to provide proxy access for eligible iRobot shareholders. iRobot’s bylaws now allow holders of at least three percent of iRobot’s stock who have held the shares for at least three years to include nominees for iRobot’s Board of Directors in the Company’s proxy materials.

•
Elimination of Supermajority Voting Requirements: iRobot will seek shareholder approval at the Annual Meeting to eliminate supermajority voting requirements in its governing documents relating to removal of directors and amendments to iRobot’s certificate of incorporation and bylaws.

•
Codification of Lead Independent Director: iRobot has amended its bylaws to codify that a Lead Independent Director will be appointed when the Company’s CEO is also its Chairman. iRobot has had a Lead Independent Director since its 2005 IPO.

About iRobot Corp.
iRobot designs and builds robots that empower people to do more. The company's home robots help people find smarter ways to clean and accomplish more in their daily lives. Its remote presence robots enable virtual presence from anywhere in the world. iRobot's portfolio of solutions feature proprietary technologies for the connected home and advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to iRobot Corporation’s expectations concerning management's plans, objectives and strategies and its upcoming 2016 annual meeting of stockholders. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot, see the disclosure contained in our public filings with the Securities and Exchange Commission including, without limitation, our most recent Annual Report on Form 10-K.

Important Stockholder Information
iRobot Corporation (“iRobot” or the “Company”) plans to file with the SEC and mail to its stockholders a proxy statement and a white proxy card in connection with the Company’s 2016 Annual Meeting. The proxy statement will contain important information about the Company, the 2016 Annual Meeting and related matters.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the Company with the SEC, may be obtained by investors and security holders free of charge at the SEC’s web site at www.sec.gov.  In addition, the Company’s filings with the SEC, including the proxy statement and other relevant solicitation materials (when they become available), may be obtained, without charge, from the Company by directing a request to the Company at 8 Crosby Drive, Bedford, MA 01730, Attention: Investor Relations. Such materials are also available at www.irobot.com.

Certain Information Concerning Participants
The Company and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the 2016 Annual Meeting. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock will be set forth in the definitive proxy statement for the Company’s 2016 Annual Meeting, which will be filed with the SEC.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers by reading the proxy statement and other relevant solicitation materials (when they become available).